UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 25, 2011
MICHAEL BAKER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-6627	25-0927646

(Commission File Number)	(IRS Employer Identification No.)

100 Airside Drive
Moon Township, Pennsylvania	15108

(Address of Principal Executive Offices)	(Zip Code)
(412) 269-6300
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Michael Baker Corporation (“Michael Baker”) held its annual meeting of shareholders (the “Annual Meeting”) on May 25, 2011. The shareholders considered four proposals, each of which is described in Michael Baker’s definitive proxy statement dated April 15, 2011 and filed with the Securities and Exchange Commission. Results of votes with respect to the proposals submitted at the Annual Meeting are set forth below.
Proposal 1. Election of nine directors to Michael Baker’s Board of Directors to serve a new term ending in 2012:

	FOR	WITHHELD
Robert N. Bontempo, Ph.D.	5,418,789	2,824,982
Nicholas P. Constantakis, C.P.A.	5,260,543	2,983,228
Mark E. Kaplan, C.P.A.	4,916,016	3,327,755
General (Ret.) Robert H. Foglesong	4,716,641	3,527,130
Bradley L. Mallory	5,546,125	2,697,646
John E. Murray, Jr., S.J.D.	3,309,323	4,934,448
Pamela S. Pierce	5,364,444	2,879,327
Richard L. Shaw	5,303,669	2,940,102
David N. Wormley, Ph.D.	5,459,148	2,784,623
Broker Non-Votes: 394,078
As more fully described in the Proxy Statement, the nine director nominees who receive the greatest number of affirmative votes cast will be elected to fill the open seats on the Board of Directors. As a result of the shareholder vote, all of the foregoing candidates were elected to serve terms ending in 2012.
Proposal 2. Approval of an advisory resolution on Michael Baker’s 2010 named executive officer compensation:

FOR	AGAINST	ABSTAIN
7,668,881	446,421	128,469
Broker Non-Votes: 394,078
The foregoing proposal was approved.
Proposal 3. Advisory vote on the frequency of future shareholder advisory votes on Michael Baker’s named executive officer compensation:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
7,440,184	9,963	597,009	196,615
Broker Non-Votes: 394,078
One year received the favorable majority of the votes cast.
Proposal 4. Ratification of the selection of Deloitte & Touche LLP as Michael Baker’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

FOR	AGAINST	ABSTAIN
8,518,872	101,814	17,163
Broker Non-Votes: 0
The foregoing proposal was approved.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL BAKER CORPORATION
By:	/s/ Bradley L. Mallory
Bradley L. Mallory
President and Chief Executive Officer

Date: May 26, 2011